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EXHIBIT 10.2

                               CONSULTING CONTRACT


      This Consulting Contract made and entered into as of the ________ day of October, 1999, by and between The May Department Stores Company, a New York corporation ("May") and_________________ (generally referred to as "you").

      WHEREAS, May and Zions Co-operative Mercantile Institution ("ZCMI") have entered into a merger agreement dated as of October 14, 1999, pursuant to which May will acquire all of the outstanding common stock of ZCMI (the "Merger"); and

      WHEREAS, we entered into an employment agreement, dated the date of this Consulting Contract (the "Employment Agreement"), under which you have agreed to render personal services to May as________________ of the ZCMI operating division of May for a period of one year from the closing date of the Merger; and

      WHEREAS, May desires to retain your services for an additional period of time following the first anniversary of the closing date of the Merger (the "Consulting Commencement Date"); and

      WHEREAS, we each desire that you serve as a consultant to May following the termination of the Employment Agreement for the fees and upon and subject to the terms and provisions set forth below;

      NOW THEREFORE, in consideration of the mutual promises and agreements set forth in this Consulting Contract, we hereby agree as follows:

      1.(a) The term of this Consulting Contract shall extend for 18 months from the Consulting Commencement Date. You will, when and as May requests (subject to Section 1(c), below), from time to time after the Consulting Commencement Date and during the term of this Consulting Contract, and at such place or places as May may reasonably request, render and furnish consulting services relating to the conduct and operation of May's affairs as requested by the proper officers of May. If your employment under the Employment Agreement is terminated by May for cause or if you voluntarily terminate employment before the Consulting Commencement Date, then this Consulting Contract shall terminate immediately and no amounts shall be payable under this Consulting Contract.

      (b) In rendering those consulting services, you will make available to May such personal expertise, know-how and assistance as May may reasonably request. The parties recognize and agree that your services are of a special and unique character. Your obligations hereunder are personal obligations, and you may not assign your obligations to be performed by others.

      (c) We both desire to permit you the maximum flexibility in terms of the timing of your work, consistent with May's need for your consulting services. In addition, however, we both recognize that, in many instances, May must be able to count on receiving such services in a timely fashion. Therefore, you and May will both seek to be as reasonable as possible in exercising rights in carrying out duties hereunder and will communicate with each other as far in advance as reasonably practicable to schedule consulting services.

      (d) You agree to provide up to 90 days of consulting services during the term of this Consulting Contract.

For purposes of this Consulting Contract, you will be deemed to have provided consulting services under this Consulting Contract for a "day" for each calendar day or portion thereof on which you provide not less than three hours of consulting services under this Consulting Contract; provided, however, that in no event shall any single calendar day be counted as more than one "day" for purposes of calculating fees payable to you under this Consulting Contract. In the event that you provide less than three hours of


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services in any calendar day (a "short-hour day") under this Consulting
Contract, then you will be deemed to have provided consulting services under this Consulting Contract for a "day" for each group of short-hour days in which the aggregate of hours of consulting services provided is not less than seven hours; provided, however, that in no event shall any one short-hour day be included in more than one such group of short-hour days.

      2.(a) May agrees to pay you consulting fees at an annual rate of $__________, payable monthly in arrears on the last day of each month after the Consulting Commencement Date and during the term of this Consulting Contract, reduced by the amounts of any minimum payments payable under Paragraph 4(c)(vi) of the Employment Agreement with respect to any period following the Consulting Commencement Date. May will not be obligated to provide any fringe benefits or additional remuneration to you during or after the term of this Consulting Contract.

      (b) May will reimburse you for all reasonable ordinary and necessary business expenses incurred directly in the rendering of consulting services hereunder, including, but not by way of limitation, expenses for such matters as transportation, travel, entertainment, long distance telephone calls and other necessary and customary expenses, but only to the extent such expenses were approved in writing, in advance, by an authorized officer of May and were specifically necessary to be incurred in connection with providing services hereunder. Payment of such expenses shall be made monthly upon presentation of supporting documents comparable to those required to be submitted by employees of May during the term of this Consulting Contract.

      (c) May will not be obligated to provide you with an office, with a secretary, with support staff, with supplies or with other office services or items of overhead, it being expressly agreed that such office, secretary, support staff, supplies and other office services or items of overhead are your responsibility. To the extent that you are not required to provide services hereunder to May and to the extent that you are not otherwise restricted from doing so by the terms of this Consulting Contract, you will be permitted to provide services to others.

      (d) Nothing in this Section 2 or elsewhere in this Consulting Contract will be deemed or construed to create or continue an employer-employee relationship between you and May.

      3. In the event of your death or disability during the term of this Consulting Contract, consulting fees through the end of the month in which such death or disability shall occur shall be paid

      (a) in the event of your death, to your estate (or such other beneficiary that you designate from time to time by written notice to May in accordance with
Section 5 of this Consulting Contract); and

      (b) in the event of your disability, to you at the time or times otherwise payable.

No further amounts will be payable thereafter.

      4.(a) The restrictions on you and your obligations under Paragraphs 4 and 5 of the Employment Agreement remain in full force and effect in accordance with their terms during the term of this Consulting Contract, without regard to the actual date of termination of your employment under the Employment Agreement.

      (b) In the event that you violate the provisions of Paragraph 4 of the Employment Agreement or this Section 4 and accept full time employment with an employer, which employment violates the provisions of Paragraph 4 of the Employment Agreement, then

      (i) your and May's obligations under Section 1 shall cease on the date that such employment commences;

      (ii) May's obligation to pay the consulting fees hereunder or to reimburse you for expenses incurred after that date shall cease as of the date that such employment commences;


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      (iii) The remaining terms of this Consulting Contract (including, without limitation, the terms of this Section 4) shall remain in full force and effect in accordance with their terms.

      5.(a) Whenever it is provided herein that notice, demand, request or other communication shall or may be given to or served upon either of the parties by the other, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request or other communication, each such notice, demand, request or other communication shall be in writing and shall not be effective for any purposes unless the same shall be given or served by mailing the same or having the same delivered by an independent courier, addressed as follows:

      (i) If to May:

         The May Department Stores Company
         Sixth and Olive Streets
         St. Louis, MO 63101

         Attention:  President

         or at such other address or addresses
         as May may from time to time designate
         by notice given to you.

      (ii) If to you:




         or at such other address or addresses
         as you may from time to time designate
         by notice given to May.

      Every notice, demand, request or other communication under this Consulting Contract shall be given or served by (1) depositing the same in the United States mails, first-class, registered or certified, postage paid, return receipt requested, or (2) depositing the same with an independent courier, expenses prepaid, return receipt requested, and the postal receipt or courier receipt showing delivery to May or to you, as the case may be, of any such notice, demand, request or other communication addressed and delivered in accordance with this Section 5 shall be deemed conclusive evidence that (x) such notice, demand, request or other communication shall have been given or served as of the date so deposited in the United States mails or with such independent courier and (y) such addressee shall have received the same; such notice, demand, request or other communication shall be effective as of the time of receipt by the addressee.

      (b) You have requested that May mail all payments of consulting fees to you at the notice address for you listed above. You agree that such payments may be made by depositing such payments in the United States mails, first-class, postage paid.

      6. May agrees to provide to you on a timely basis all relevant company reports and confidential information and data that you shall need to render the consulting services hereunder. You covenant and agree to hold in strictest confidence all of such reports, information and data and any and all of May's other confidential data, including but not limited to information and documents concerning May's business, suppliers, supplier and customer lists, marketing methods, files, trade secrets, tax information, tax files, "know-how", techniques or any other technical information not of a published nature or any other information which has previously or shall come into your possession or custody concerning the business of May. This covenant and agreement shall survive this Consulting Contract and continue in full force and effect after the expiration of the term hereof, whether by limitation or otherwise. Nothing contained in


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this Section 6, however, shall be construed to prevent you from using your knowledge, experience, training and education in pursuing any endeavor which does not conflict with Section 4 of this Consulting Contract, and you agree that, in doing so, you will not disclose any May-specific confidential information.

      7. We shall each be entitled to pursue all legal and equitable rights and remedies to secure performance of the obligations and duties of the other under this Consulting Contract, and enforcement of one or more of such rights and remedies shall in no way preclude either of us from pursuing, at the same time or subsequently, any and all other rights and remedies available to us. In no event may either party (the "terminating party") terminate this Consulting Contract or your engagement hereunder on account of the breach of this Consulting Contract by the other party unless the terminating party gives notice to the other party of the grounds for claiming such breach and such grounds continue for ten days after the other party receives such notice. The giving of one such notice on one or more grounds shall not preclude the giving of a subsequent notice or notices. In any legal or other proceeding with respect to any such breach of this Consulting Contract, the only basis on which the terminating party may establish such stated breach will be the grounds stated in any such notice or subsequent notice or notices.

      8. We each hereby expressly agree that the restrictions on you in Section 4 of this Consulting Contract are reasonable in scope, time and geographic area, do not unreasonably restrict you in any way, have been read care-fully and understood by you and are entered into voluntarily and as the result of arms-length negotiations between you and May. Furthermore, we each hereby expressly agree that should any court of competent jurisdiction determine that any provision of this Consulting Contract shall, but for the provisions of this
Section 8, be illegal or void as against public policy, for any reason, then such provision shall automatically be amended to the extent (but only to the extent) necessary to make it sufficiently narrow in scope, time and geographic area that such court shall determine it not to be illegal or void as against public policy. If any such provision cannot be amended to the extent provided in the preceding sentence, then such provision shall be severed from this Consulting Contract. In either event, all other remaining terms and provisions shall remain in full force and effect.

      9. Any question or other matter arising under this Consulting Contract, whether of validity, interpretation, performance or otherwise, shall be determined in accordance with and governed by the laws of the State of Missouri.

      10. The entire understanding and agreement between the parties with respect to your consulting services hereunder has been incorporated into this Consulting Contract. This Consulting Contract may not be amended, except in writing, signed by both parties.

      11. Your obligations hereunder may not be assigned without the express written consent of May. This Consulting Contract shall be binding upon you, your heirs, successors and assigns and upon May, its successors and assigns.

      IN WITNESS WHEREOF, this Consulting Contract has been executed you, and then by May in St. Louis, Missouri on the dates shown below, but as of the date and year first above written.


Date:_____________                           ___________________________________
                                             Consultant

                                             THE MAY DEPARTMENT STORES
COMPANY


Date:_____________                           BY:________________________________